UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 7, 2017

CARE CAPITAL PROPERTIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37356	37-1781195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

191 N. Wacker Drive, Suite 1200, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 881-4700

N/A

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 7, 2017, Care Capital Properties, Inc. (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sabra Health Care REIT, Inc., a Maryland corporation (“Parent”), PR Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub”), Care Capital Properties, LP, a Delaware limited partnership (“Company OP”), and Sabra Health Care Limited Partnership, a Delaware limited partnership (“Parent OP”). The Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement have been unanimously approved by the Company’s board of directors.

Merger; Subsequent Merger; Partnership Merger. The Merger Agreement provides for (i) the merger of the Company with and into Merger Sub (the “Merger”), with Merger Sub being the surviving company (the “Surviving Company”), (ii) immediately following the Merger and simultaneously with the Partnership Merger (defined below), the merger of the Surviving Company with and into Parent (the “Subsequent Merger”), with Parent being the surviving corporation and (iii) immediately following the Merger and simultaneous with the Subsequent Merger, the merger of Company OP with and into Parent OP (the “Partnership Merger”), with Parent OP being the surviving limited partnership, in each case on the terms and subject to the conditions set forth in the Merger Agreement.

Merger Consideration. Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than Company Common Stock owned directly by Parent, Merger Sub, the Company or their respective subsidiaries and, in each case, not held on behalf of third parties, which shares will be canceled) will be automatically converted into the right to receive 1.123 (the “Exchange Ratio”) newly issued shares (the “Merger Consideration”) of common stock, par value $0.01 per share, of Parent (“Parent Common Stock”).

Treatment of Outstanding Equity Awards. As of the Effective Time, (1) each option to purchase shares of Company Common Stock (each, a “Company Stock Option”) granted under the Company’s 2015 Incentive Plan and the Company’s Non-Employee Director Deferred Stock Compensation Plan (the “Company Equity Plans”), whether vested or unvested, that is outstanding and unexercised, would vest in full and be assumed by Parent and would be converted into an option award with respect to shares of Parent Common Stock using the Exchange Ratio, and would remain exercisable in accordance with the terms applicable to the Company Stock Option, (2) each outstanding share of Company Common Stock granted under the Company Equity Plans that is subject to vesting, repurchase or other lapse restriction would vest in full and be converted into the right to receive the Merger Consideration, (3) each outstanding restricted stock unit award in respect of shares of Company Common Stock granted under the Company Equity Plans would vest in full and be assumed by Parent and would be converted into a stock unit award with respect to a number of whole shares of Parent Common Stock, with any restricted stock unit award subject to performance-based vesting terms vesting and becoming payable at the greater of (a) the target number of units or (b) the number of units earned based on actual performance (and as a result of such vesting, will ultimately be converted into the Merger Consideration), and (4) each outstanding stock unit or restricted stock unit award in respect of shares of Company Common Stock granted under the Company Equity Plans and either deferred pursuant to an applicable deferral election form or credited under the Company Non-Employee Director Deferred Stock Compensation Plan would vest in full and be converted into a stock unit award of Parent Common Stock.

Closing Conditions. The consummation of the Merger (the “Closing”) is subject to the satisfaction or waiver of specified closing conditions, including, among other things, the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby and the approval of the issuance of Parent Common Stock in connection with the Merger by the affirmative vote of a majority of the votes cast by holders of Parent Common Stock.

Covenants. The Merger Agreement contains various covenants of the Company and Parent. These covenants include interim operating covenants that, subject to certain exceptions, (a) require each of the Company and Parent to, and to cause its respective subsidiaries to, use commercially reasonable efforts to conduct its business in the ordinary course consistent with past practice and use commercially reasonable efforts to preserve its business organization intact and maintain its existing relations and goodwill with tenants, operators, service providers and development or joint venture partners, and to maintain the status of the Company or Parent, as applicable, as a REIT, and (b) restrict each of the Company’s and Parent’s ability to take certain actions prior to the Effective Time without the other party’s consent (which consent is not to be unreasonably withheld, conditioned or delayed). In addition, Parent has agreed to cause its board of directors to be increased from five to eight directors and to cause Raymond J. Lewis, Ronald G. Geary and Jeffrey A. Malehorn, each of whom serves on the Company’s board of directors, to be elected to Parent’s board of directors, in each case effective as of the Effective Time.

Non-Solicitation. The Merger Agreement generally prohibits the Company and Parent from initiating, soliciting, proposing, knowingly encouraging or knowingly facilitating any inquiry or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a proposal relating to the acquisition of 20% or more of the total voting power of any class of equity securities of the Company or Parent (or of the surviving parent entity in such transaction), as applicable, or 20% or more of the consolidated net revenues, net income or total assets of the Company and its Subsidiaries (taken as a whole) or Parent and its Subsidiaries (taken as a whole), as applicable.

The Merger Agreement also requires Parent and the Company to use their reasonable best efforts to take all actions and to assist and cooperate with each other to consummate and make effective the Merger, including preparing and filing all documents necessary to consummate the Merger. As a general matter, the Merger Agreement provides that neither the Company’s nor Parent’s board of directors nor any committee thereof will withhold, withdraw, qualify or modify in any manner adverse to the other party, or propose publicly or resolve to withhold, withdraw, qualify or modify in any manner adverse to the other party, the approval of, or the recommendation made by its board of directors to its stockholders of, the Merger, the Agreement or the transactions contemplated thereby. However, in certain circumstances and after following certain procedures set forth in the Merger Agreement, each of the Company’s and Parent’s board of directors is permitted to change its recommendation in response to an unsolicited Superior Proposal (as defined in the Merger Agreement) or in response to certain intervening events set forth in the Merger Agreement. In addition, at any time prior to the receipt of the requisite stockholder approval, in certain circumstances and after following certain procedures set forth in the Merger Agreement, each of the Company’s and Parent’s board of directors may terminate the Merger Agreement and, as a condition to such termination, pay the termination fee described below and, immediately following such termination, cause the Company or Parent, as applicable, to enter into a definitive acquisition agreement with respect to a Superior Proposal.

Termination; Termination Fees. The Merger Agreement may be terminated under certain circumstances, including, among others, by either party (i) if the Merger is not consummated by November 7, 2017, (ii) in the event of a willful breach by the other party of certain of its non-solicitation obligations with respect to acquisition proposals, or (iii) upon an uncured breach by the other party that would cause a closing condition not to be satisfied. Upon termination of the Merger Agreement under certain specified circumstances, the Company or Parent may be required to pay the other party a termination fee of $38.5 million. In addition, if the Merger Agreement is terminated because of a failure by the Company’s or Parent’s stockholders to approve the transactions, such party will be required to reimburse the other party for transaction expenses up to $15 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of the Merger Agreement and are not intended to provide any other factual information about the Company, Parent or their respective subsidiaries or affiliates. The representations and warranties contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates and are solely for the benefit of the parties to the Merger Agreement. In addition, certain representations and warranties were used for the purpose of allocating risk between the parties to the Merger Agreement, rather than establishing matters of fact. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the Securities and Exchange Commission (“SEC”), and in some cases were qualified by disclosures that were made by each party to the others, which disclosures are not reflected in the Merger Agreement.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger of the Company with a wholly owned subsidiary of Parent. In connection with the proposed merger, Parent intends to file a registration statement on Form S-4 with the SEC, which will include a joint proxy statement/prospectus with respect to the proposed merger. After the registration statement is declared effective, Parent and the Company will each mail the definitive joint proxy statement/prospectus to their respective stockholders. The definitive joint proxy statement/prospectus will contain important information about the proposed merger and related matters. STOCKHOLDERS OF THE COMPANY AND PARENT ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, PARENT AND THE MERGER. Stockholders will be able to obtain copies of the joint proxy statement/prospectus and other relevant materials (when they become available) and any other documents filed with the SEC by the Company and Parent for no charge at the SEC’s website at www.sec.gov. Copies of the documents filed by the Company with the SEC will be available free of charge on the Company’s website at www.carecapitalproperties.com, or by directing a written request to Care Capital Properties, Inc., 191 North Wacker Drive, Suite 1200, Chicago, Illinois 60606, Attention: Investor Relations. Copies of the documents filed by Parent with the SEC will be available free of charge on Parent’s website at www.sabrahealth.com, or by directing a written request to Sabra Health Care REIT, Inc., 18500 Von Karman Avenue, Suite 550, Irvine, CA 92612, Attention: Investor Relations.

The Company and Parent, and their respective directors and executive officers and certain other employees, may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions contemplated by the Merger Agreement. Information concerning the ownership of the Company’s securities by the Company’s directors and executive officers is included in their SEC filings on Forms 3, 4, and 5, and additional information about the Company’s directors and executive officers is also available in the Company’s proxy statement for its 2017 annual meeting of stockholders filed with the SEC on April 7, 2017 and its annual report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on March 1, 2017. Information concerning the ownership of Parent securities by Parent’s directors and executive officers is included in their SEC filings on Forms 3, 4, and 5, and additional information about Parent’s directors and executive officers is also available in Parent’s proxy statement for its 2017 annual meeting of stockholders filed with the SEC on April 25, 2017 and its annual report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on February 22, 2017. Other information regarding persons who may be deemed participants in the proxy solicitation, including their respective interests by security holdings or otherwise, will be set forth in the joint proxy statement/prospectus relating to the proposed merger when it becomes available and is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Item 7.01.	Regulation FD Disclosure.

On May 7, 2017, the Company and Parent issued a joint press release announcing that they had entered into the Merger Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated in this Item 7.01 by reference.

Additionally, on May 8, 2017, the Company provided supplemental information regarding the proposed Merger in connection with a presentation to investors. A copy of the investor presentation is furnished herewith as Exhibit 99.2 and incorporated in this Item 7.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 7, 2017, by and among Sabra Health Care REIT, Inc., Sabra Health Care Limited Partnership, PR Sub, LLC, Care Capital Properties, Inc. and Care Capital Properties, LP (the schedules and certain exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K; a copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request).

99.1	Joint Press Release issued by the Company and Parent on May 7, 2017.

99.2	Investor Presentation, dated May 8, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARE CAPITAL PROPERTIES, INC.

Date: May 8, 2017	By:	/s/ Kristen M. Benson
Kristen M. Benson
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 7, 2017, by and among Sabra Health Care REIT, Inc., Sabra Health Care Limited Partnership, PR Sub, LLC, Care Capital Properties, Inc. and Care Capital Properties, LP (the schedules and certain exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K; a copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request).

99.1	Joint Press Release issued by the Company and Parent on May 7, 2017.

99.2	Investor Presentation dated May 8, 2017.

8